Exhibit 99.1
UNAUDITED as of 2/28/2007

Opteum Inc. - Asset Information
This Table Reflects All Transactions.
Prices Internally Generated.

Valuation
Asset Category	Market Value	As a Percentage of Mortgage Assets	As a Percentage of Mortgage Assets, Cash and P&I Receivable
Adjustable Rate Mortgage Backed Securities (1)	$1,894,186,591	63.24%	62.66%
Hybrid Adjustable Rate Mortgage Backed Securities	499,595,694	16.68%	16.53%
Fixed Rate Mortgage Backed Securities	506,204,498	16.90%	16.74%
Fixed Rate Agency Debt	50,357,991	1.68%	1.67%
Fixed Rate CMO	44,980,033	1.50%	1.49%
Total: Mortgage Assets (2) (3)	$2,995,324,807	100.00%

Total Cash and Net Short-Term Receivables	$24,234,736		0.80%
Cash out on Margin (Encumbered Cash)	3,500,000		0.11%
Total: All Assets (4)	$3,023,059,543		100.00%

(1)	Adjustable Rate MBS are those that reset coupons within one year’s time.
(2) The value of unencumbered securities is $55,411,358.
(3)	This includes forward settling purchases. There are no forward settling sales as of 2/28/2007.
(4)	The information contained herein EXCLUDES all Opteum Financial Services, LLC’s assets and all intercompany loans from Opteum Inc. to Opteum Financial Services, LLC.

Characteristics
Asset Category	Weighted Average Coupon	Weighted Average Lifetime Cap	Weighted Average Periodic Cap Per Year (5)	Weighted Average Coupon Reset (in Months)	Longest Maturity	Weighted Average Maturity (in Months)
Adjustable Rate Mortgage Backed Securities (5)	5.23%	10.37%	1.83%	4.03	1-Apr-44	322
Hybrid Adjustable Rate Mortgage Backed Securities	5.47%	11.23%	7.17%	37.36	1-Jan-37	349
Fixed Rate Mortgage Backed Securities	6.90%	n/a	n/a	n/a	1-Jan-37	277
Fixed Rate Agency Debt	4.00%	n/a	n/a	n/a	25-Feb-10	36
Fixed Rate CMO	5.65%	n/a	n/a	n/a	25-Jul-34	320
Total: Mortgage Assets	5.54%	10.55%	3.19%	10.98	1-Apr-44	314

(5) 26.4% ($500.6 million) of the Adjustable Rate Mortgage Portfolio have no periodic caps. These assets are excluded from the weighted average periodic cap per year calculation.

Agency	Market Value	As a Percentage of Mortgage Assets	Pool Status	Market Value	As a Percentage of Mortgage Assets
Fannie Mae	$2,368,452,466	79.07%	Whole Pool	$2,058,734,851	68.73%
Freddie Mac	281,916,152	9.41%	Non Whole Pool	936,589,956	31.27%
Ginnie Mae	344,956,189	11.52%
Total Portfolio	$2,995,324,807	100.00%	Total Portfolio	$2,995,324,807	100.00%

Prepayment Speeds
Asset Category	Weighted Average One Month Prepayment Speeds (CPR)	Weighted Average Three Month Prepayment Speeds (CPR)
Adjustable Rate Mortgage Backed Securities	32.20%	34.24%
Hybrid Adjustable Rate Mortgage Backed Securities	11.81%	17.53%
Fixed Rate Mortgage Backed Securities	13.66%	17.26%
Fixed Rate Agency Debt	15.72%	11.85%
Fixed Rate CMO	22.41%	21.33%
Total: Mortgage Assets	27.60%	29.69%

On February 7, 2007, Prepayment Speeds were released for paydowns occurring in January 2007 (November - January for three month speeds). The numbers above reflect that data.

Portfolio Price and Duration
Weighted Average Purchase Price	$ 102.37
Weighted Average Current Price	$ 101.26
Modeled Effective Duration	1.011

	Internally Generated Market Value	% of Asset Class	% of Total Mortgage Assets
Adjustable Rate Mortgages
One Month LIBOR	$15,083,840	0.80%	0.50%
Moving Treasury Average	38,075,360	2.01%	1.27%
Cost Of Funds Index	330,886,340	17.47%	11.05%
Six Month LIBOR	73,264,141	3.87%	2.45%
Six Month CD Rate	1,991,464	0.11%	0.07%
One Year LIBOR	692,006,926	36.53%	23.10%
Conventional One Year CMT	441,854,791	23.33%	14.75%
FHA and VA One Year CMT	296,421,934	15.65%	9.90%
Other	4,601,795	0.23%	0.15%
Total ARMs	$1,894,186,591	100.00%	63.24%

Hybrid ARMs
Generic Fannie or Freddie Hybrid ARMs
13 - 18 Months to First Reset	$141,049,361	28.23%	4.71%
19 - 24 Months to First Reset	75,684,372	15.15%	2.53%
25 - 36 Months to First Reset	0	0.00%	0.00%
37 - 60 Months to First Reset	252,361,237	50.51%	8.42%
Total	$469,094,970	93.89%	15.66%

Agency Alt-A Hybrid ARMs
13 - 18 Months to First Reset	$4,159,813	0.83%	0.14%
19 - 24 Months to First Reset	7,146,618	1.43%	0.24%
25 - 36 Months to First Reset	2,549,545	0.52%	0.08%
37 - 60 Months to First Reset	0	0.00%	0.00%
Total	$13,855,976	2.78%	0.46%

GNMA Hybrid ARMs
13 - 24 Months to First Reset	$16,644,748	3.33%	0.56%
Total	$16,644,748	3.33%	0.56%

Total Hybrid ARMs	$499,595,694	100.00%	16.68%

	Internally Generated Market Value	% of Asset Class	% of Total Mortgage Assets
Fixed Rate Agency Debt
Feb 2010 Stated Final Maturity	$50,357,991	100.00%	1.68%
Total Fixed Rate Agency Debt	$50,357,991	100.00%	1.68%

Fixed Rate CMOs
Fixed Rate CMOs	$44,980,033	100.00%	1.50%
Total Fixed Rate CMOs	$44,980,033	100.00%	1.50%

Fixed Rate Assets
10yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	$1,495,769	0.30%	0.06%
15yr $85,000 Maximum Loan Size	57,875,660	11.43%	1.93%
15yr $110,000 Maximum Loan Size	3,690,388	0.73%	0.12%
15yr 100% Investor Property	573,700	0.11%	0.02%
15yr 100% FNMA Expanded Approval Level 3	437,157	0.09%	0.01%
15yr 100% Alt-A	30,222,208	5.97%	1.01%
15yr Geography Specific (NY, FL, VT, TX)	1,426,123	0.28%	0.05%
15yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	18,605,352	3.68%	0.62%
20yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	891,218	0.18%	0.03%
20yr 100% Alt-A	651,678	0.13%	0.02%
30yr $85,000 Maximum Loan Size	162,183,484	32.04%	5.41%
30yr $110,000 Maximum Loan Size	74,297,700	14.68%	2.48%
30yr 100% Investor Property	5,364,422	1.06%	0.18%
30yr 100% FNMA Expanded Approval Level 3	31,155,008	6.15%	1.04%
30yr 100% Alt-A	24,329,643	4.81%	0.81%
30yr Geography Specific (NY, FL, VT, TX)	6,631,654	1.31%	0.22%
30yr 100% GNMA Builder Buydown Program	3,544,393	0.70%	0.12%
30yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	82,828,941	16.35%	2.77%
Total Fixed Rate Collateral	$506,204,498	100.00%	16.90%

Total (All Mortgage Assets)	$2,995,324,807		100.00%
Total Cash and Short-Term Receivables	27,734,736
Total	$3,023,059,543

UNAUDITED Funding Information as of 2/28/2007

Repurchase Counterparties	Dollar Amount of Borrowings	Weighted Average Maturity in Days	Longest Maturity

Deutsche Bank (1)	$947,417,000	88	12-Sep-07
ING	698,420,000	121	27-Aug-07
JP Morgan Secs	573,121,000	109	26-Nov-07
Nomura	328,640,000	78	15-Jun-07
Countrywide Secs	127,167,000	75	29-May-07
RBS Greenwich Capital	98,613,281	68	7-May-07
Bank of America	54,120,000	82	21-May-07
Lehman Bros	27,045,000	90	29-May-07
Goldman Sachs	26,729,000	181	28-Aug-07

Total	$2,881,272,281	98	26-Nov-07

(1) Includes $507 Million floating rate repo obligations